Solitario Exploration & Royalty Corp

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited - Expressed in U.S. Dollars)

On April 26, 2017, Solitario Exploration & Royalty Corp. (“Solitario” or the “Company”) and Zazu Metals Corporation (“Zazu”) entered into a definitive arrangement agreement (the “Arrangement Agreement”) pursuant to which Solitario will acquire all of the issued and outstanding common shares of Zazu (the “Transaction”) by way of a plan of arrangement (the “Plan of Arrangement”). Pursuant to the Plan of Arrangement, Solitario will acquire each common share of Zazu from Zazu’s shareholders in exchange for 0.3572 of a share of Solitario common stock (the “Exchange Ratio”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 and the three month period ended March 31, 2017 combines the historical consolidated statements of operations of Solitario and Zazu, giving effect to the acquisition as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 combines the historical consolidated balance sheets of Solitario and Zazu, giving effect to the acquisition as if it had occurred on March 31, 2017. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed combined financial statements; (ii) the historical financial statements of Solitario and the accompanying notes in Solitario’s Annual Report on Form 10-K for the year ended December 31, 2016; (iii) the historical financial statements of Zazu and the accompanying notes in Zazu’s annual audited financial statements for the year ended December 31, 2016 ; (iv) the unaudited condensed financial statements of Zazu and accompanying notes for the three months ended March 31, 2017; and (v) additional information contained in, or incorporated by reference into, the Proxy Statement filed by Solitario with the Securities and Exchange Commission on May 23, 2017.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. Since the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the acquisition may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed. In addition, the unaudited pro forma condensed combined financial information does not intend to project the future financial position or operating results of the combined company.

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SOLITARIO EXPLORATION & ROYALTY CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2017

Historical

(in thousands of US dollars)	Solitario As of March 31, 2017	Zazu As of March 31, 2017	Pro Forma Adjustments (Note 4)		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$91	$65			$156
Short-term investments	14,989	—			14,989
Investments in marketable equity securities	1,685	—			1,685
Prepaid expenses and other	72	11			83
Total Current Assets	16,837	76			16,913

Mineral properties	46	15,473	(15,197)	(a)	15,010
			14,688	(c)
Other assets	609	15			624
Total Assets	$17,492	$15,564	$(509)		$32,547
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$116	$121			$237
Shareholders’ Equity
Common stock, par value $0.01, 100,000,000 authorized shares, 38,685,189 issued and outstanding at March 31, 2017	387	—	148	(b)	$535
Additional paid in capital	55,784	50,242	(50,242) 14,693 93	(d) (b) (b)	70,570
Deficit	(39,414)	(34,799)	49,996 (15,197)	(d) (a)	(39,414)
Accumulated other comprehensive loss	619				619
Total Shareholders’ Equity	17,376	15,443	(509)		32,310
Total Liabilities and Shareholders’ Equity	$17,492	$15,564	$(509)		$32,547

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SOLITARIO EXPLORATION & ROYALTY CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

(in thousands of US dollars, except per share amounts)	Solitario Year Ended December 31, 2016	Zazu Year Ended December 31, 2016	Pro Forma Adjustments (Note 4)		Pro Forma Combined
Cost, expense and other
Exploration expense	628		103	a	731
Depreciation and amortization	5				5
General and administrative	2,163	364			2,527
Property abandonment and impairment	13				13
Total cost, expense and other	2,809	364	103		3,276
Other income (expense)
Interest income (expense) – net	44	1			45
Gain (loss) on marketable securities	40				40
Gain on derivative instruments	672				672
Other income (loss)	(10)	8			(2)
Total other income (expense)	746	9			755

Net Loss before income tax	(2,063)	(355)	(103)		(2,521)
Income tax benefit (expense)	353				353
Net Loss	(1710)	(355)	(103)		(2,168)
Other comprehensive income
Unrealized gain on marketable equity securities	601				601
Total Comprehensive Loss for the Period	$(1,109)	$(355)	$(103)		$(1,567)
Loss per Common Share
Basic and diluted	$(0.04)	$(0.01)			$(0.03)
Weighted Average Number of Common
Shares Used in Per Share Calculations
Basic and diluted (000’s)	38,906	55,398	19788		58,694

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SOLITARIO EXPLORATION & ROYALTY CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2017

(in thousands of US dollars, except per share amounts)	Solitario Three Months Ended March 31, 2017	Zazu Three Months March 31, 2017	Pro Forma Adjustments (Note 4)		Pro Forma Combined
Cost, expense and other
Exploration expense	151		5	a	156
Depreciation and amortization	1				1
General and administrative	300	52			352

Total cost, expense and other	452	52	5		509
Other income (expense)
Interest income (expense) – net	46	(1)			45
Gain (loss) on marketable securities	221				221
Gain on derivative instruments	172				172

Total other income (expense)	439	(1)			438

Net Loss before income tax	(13)	(53)	(5)		(71)
Income tax benefit (expense)
Net Loss	(13)	(53)	(5)		(71)
Other comprehensive loss
Unrealized loss on marketable equity securities	(93)				(93)
Total Comprehensive Loss for the Period	$(106)	$(53)	$(5)		$(164)
Loss per Common Share
Basic and diluted	$(0.00)	$(0.00)			$(0.00)
Weighted Average Number of Common
Shares Used in Per Share Calculations
Basic and diluted (000’s)	38,692	55,398	19788		58,480

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Note -1 Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Solitario’s and Zazu’s historical consolidated financial statements as adjusted to give effect to the acquisition of Zazu. The unaudited pro forma combined statements of operations for the three months ended March 31, 2017 and year ended December 31, 2016 give effect to the Zazu acquisition as if it occurred on January 1, 2016. The unaudited pro forma combined balance sheet as of March 31, 2017 gives effect to the Zazu acquisition as if it had occurred on March 31, 2017.

These unaudited pro forma consolidated financial statements have been compiled from:

a)	The unaudited pro forma condensed combined balance sheet combines Solitario’s balance sheet as of March 31, 2017 and Zazu’s balance sheet of March 31, 2017.
b)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines Solitario’s statement of operations for the year ended December 31, 2016 and Zazu’s statement of operation for the year ended December 31, 2016.
c)	The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 combines Solitario’s statement of operations for the three months ended March 31, 2017 and Zazu’s statement of operations for the three months ended March 31, 2017.

The unaudited pro forma condensed combined financial statements also do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the total expected costs to integrate the operations of Solitario and Zazu, or the total expected costs necessary to achieve such cost savings and operating synergies.

Certain reclassifications have been made to the historical presentation of Zazu to conform to the presentation used in the unaudited pro forma condensed combined financial statements. These reclassifications have no impact on the historical operating loss, total assets, liabilities or shareholders’ equity reported by Solitario or Zazu. Upon consummation of the acquisition, further review of Zazu’s financial statements may result in additional revisions to Zazu’s classifications to conform to Solitario’s presentation.

Note 2 – Accounting Policies

Upon consummation of the Agreement, Solitario will continue the review of Zazu’s accounting policies. As a result of that review, Solitario may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, Solitario is not aware of any differences that would have a material impact on the combined financial statements, except as follows.

Zazu’s prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Under IFRS, acquisition and exploration expenditures on mineral properties, less recoveries in the pre-production stage, are deferred until such time as the properties are put into commercial production, sold, or become impaired. On the commencement of commercial production, the deferred costs are charged to operations on the unit-of-production method based upon estimated recoverable proven and probable reserves. General exploration expenditures are charged to operations in the period in which they are incurred.

Under U.S. GAAP, acquisition costs are capitalized, but exploration costs are not considered to have the characteristics of property, plant and equipment and, accordingly, are expensed prior to the company determining that economically proven and probable mineral reserves exist, after which all such costs are capitalized.

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Set out below are the material adjustments to Zazu’s mineral properties and deficit as at March 31, 2017, and to operating expenses for the three months ended March 31, 2017 and the year ended December 31, 2016 in order to conform to U.S. GAAP:

(in thousands of US dollars)
Mineral Properties			As at March 31, 2017
IFRS				$15,473
Deferred exploration costs prior to the establishment of proven and probable reserves				(15,197)
U.S. G.A.A.P				$276

Statement of Operations	Three Months Ended March 31, 2017		Year Ended December 31, 2016
Net Loss based on IFRS		$53		$355
Deferred exploration costs prior to the establishment of proven and probable reserves		5		103
Net Loss based on U.S. G.A.A.P		$58		$458

Note 3 – Preliminary Purchase Price Allocation

The acquisition of Zazu by Solitario has been accounted for using the acquisition method of accounting in accordance with ASC 805. Further, under the acquisition method, the purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

The estimated consideration is approximately $14,934,000 based on the (i) value of Solitario shares to be exchanged for Zazu shares based upon Solitario’s closing share price of $0.75 on May 22, 2017 as quoted on the NYSE-MKT for a value of $14,841,000 and (ii) the estimated value of $93,000 for the Replacement Options based upon a Black-Scholes model using a price of one share of common stock of Solitario of $0.75, a grant date of June 30, 2017, a volatility of 55%, and a risk-free interest rate of 1%. The value of the merger consideration will fluctuate based upon changes in the share price of Solitario’s common stock and the number of Zazu’s common shares outstanding on the closing date.

The following table summarizes the components of the estimated consideration

 Solitario shares:

Shares eligible for conversion	55,398,051
Common stock exchange ratio per share	0.3572
Equivalent new shares issued (par value $0.01)	19,788,184
Solitario common stock price on May 22, 2017	$0.75
Estimated purchase price, shares	$14,841,000

Solitario options:

Zazu options eligible for exchange	4,990,000
Option exchange ratio per share	0.3572
Equivalent Solitario options to be granted	1,782,428
Term of options (average years)	1.3
Solitario share price	$0.75
Average exercise price ($2.24 - $0.70)	$1.74
Expected volatility	55%
Average value per option share	$0.05
Estimated purchase price, options	$93,000

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The estimated purchase price, including the value of Solitario shares and the estimated value of the Replacement Options, will be computed using the price of a share Solitario common stock on the closing date, therefore the estimated purchase price will fluctuate with the market price of a share of Solitario common stock until the Transaction is closed. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact pro forma financial statements.

The following table provides sensitivities to changes in purchase price due to changes in the per share price of Solitario common stock:

Share consideration sensitivity
	Price of Solitario Common Stock	Exchange Ratio	Calculated per Share Value of Zazu Common Stock	Share Purchase Price (000’s)
As of May 22, 2017	$0.75	0.3572	$0.268	$14,841
Increase of 10%	$0.83	0.3572	$0.296	$16,424
Decrease of 10%	$0.68	0.3572	$0.243	$13,456

Option consideration sensitivity for change in Solitario share price only:
	Price of Solitario Common Stock	Exchange Ratio	Black-Scholes Valuation (000’s)
As of May 22, 2017	$0.75	0.3572	$93
Increase of 10%	$0.83	0.3572	$123
Decrease of 10%	$0.68	0.3572	$67

The following represents the preliminary allocation of the total purchase price to the estimated fair value of the assets acquired and liabilities assumed at the acquisition date:

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Total Purchase Price	$14,934
Cash and cash equivalents	65
Other current assets	11
Other assets	15
Mineral properties (under IFRS)	15,473
Total identifiable assets	$15,564
Accounts payable	(121)
Net identifiable assets	$15,443
Deficiency of purchase price over historical assets acquired	(509)
Adjustment to mineral properties for U.S. GAAP	$15,197
Pro forma adjustment to mineral property acquisition costs	$14,688

Net tangible assets were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values.

Note 4 – Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.	To adjust mineral property exploration costs that were capitalized under IFRS, but would have been expensed under U.S. GAAP (see Note 2). The effect of this adjustment at March 31, 2017 is to reduce the carrying value of mineral property interest by $15,197,000 and increase deficit by $15,197,000. The effect of this adjustment for the three months ended March 31, 2017 is to increase exploration expense by $5,000. The effect of this adjustment for the year ended December 31, 2016 is to increase exploration expense by $103,000.

b.	To record the issuance of: (i) 19,788,184 common shares of Solitario with a par value of $0.01 in exchange for all of the issued and outstanding common shares of Zazu pursuant to the Agreement; recorded at fair value of $14,841,000 (see Note 3), and to (ii) to record the estimated value of $93,000 for the Replacement Options granted to Zazu option holders using a Black-Scholes model (See Note 3).

c.	Record the estimated excess of the consideration over the assets, as adjusted to US GAAP as of March 31, 2017 (See Note 3).

d.	Record the elimination of the net assets of Zazu and the net equity of Zazu as of March 31, 2017.

e.	Pro forma loss per share, basic and diluted, includes the addition of 19,788,000 shares of common stock which will be issued in conjunction with the closing of the Agreement (Note 3). The following adjustments represent the changes to basic and diluted weighted average shares outstanding:

(in thousands of shares)	Historical Weighted Average Shares - Basic and Diluted	Share Issuance	Pro Forma Weighted Average Shares - Basic and Diluted
Year ended December 31, 2016	39,906	19,788	58,694
Three months ended March 31, 2017	38,692	19,788	58,480
f.	Solitario has not provided for any income tax benefit related to the operating losses of Zazu due to insufficient evidence to indicate on a more likely than not basis such benefits could be realized.